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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

        The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

Dated: January 26, 2005

                                    ARTISAN INVESTMENT CORPORATION
                                    for itself and as general partner of
                                    ARTISAN PARTNERS LIMITED PARTNERSHIP

                                    By: Lawrence A. Totsky*
                                        ----------------------------------------

                                    ANDREW A. ZIEGLER

                                    Andrew A. Ziegler*
                                    --------------------------------------------

                                    CARLENE MURPHY ZIEGLER

                                    Carlene Murphy Ziegler*
                                    --------------------------------------------

                                   *By: Lawrence A. Totsky
                                        ----------------------------------------
                                        Lawrence A. Totsky
                                        Chief Financial Officer of Artisan
                                        Investment Corporation
                                        Attorney-in-Fact for Andrew A. Ziegler
                                        Attorney-in-Fact for Carlene Murphy
                                        Ziegler

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